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                                                         EXHIBIT NO. 99.13

                                        MFS

                      MASSACHUSETTS FINANCIAL SERVICES COMPANY
              500 BOYLSTON STREET o BOSTON o MASSACHUSETTS 02116-3741
                                   617 o 954-5000




                                       March 24, 1994


MFS Variable Insurance Trust
500 Boylston Street
Boston, MA  02116

Gentlemen:

         In connection with the purchase by the undersigned of 17,850 Shares of Beneficial Interest (without par value) of MFS Variable Insurance Trust, the undersigned hereby represents and warrants to you that it is purchasing said shares as an investment with no intention of reselling said shares until a date at least two years hereafter.

                                       Very truly yours,

                                       Massachusetts Financial Services Company


                                       By:     A. KEITH BRODKIN
                                               A. Keith Brodkin
                                               Chairman & President